EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this 27th day of May 2004 between HERBERT TABIN ("Tabin) and GARY SCHULTHEIS ("Schultheis") (collectively the "Purchasers "or "Purchaser") and ONSPAN NETWORKING, INC., a Nevada corporation (the "Company").


                              W I T N E S S E T H:

         WHEREAS, Tabin is the President and Chief Executive Officer of the Company, and Schultheis is an employee of the Company; both are shareholders of the Company,

         WHEREAS, the Company has a wholly-owned subsidiary organized as Coventry 1, Inc., a Nevada corporation (the "Subsidiary") as to which 1,000 shares are outstanding and listed in the Company's name (the "Subsidiary Shares");

         WHEREAS, the Company desires to enter into separate business activities and desires to focus on separate areas of activities other than real estate development; and the Company requires the proceeds of the sale to fund existing litigation; and

         WHEREAS, the Purchasers desire to purchase the Subsidiary, is familiar with the risks and benefits associated with its operations and is willing to acquire the subsidiary as is for the consideration hereafter provided, and the Company is willing to sell the Subsidiary for such consideration;

         NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

         1. INCORPORATION BY REFERENCE. The above recitals are herein incorporated by reference.

         2. PURCHASE AND SALE. The Purchaser shall purchase from the Company and the Company shall sell to the Purchaser the Subsidiary Shares on the terms and conditions of this Agreement.

         3. CONSIDERATION/PURCHASE PRICE. In consideration of the transfer by the Company of the Subsidiary Shares to the Purchaser, the Purchaser shall pay the Company a purchase price (the "Purchase Price") of $1,509,972. The Purchase Price has been determined based on a comprehensive, certified appraisal as defined by the Uniform Standards of Professional Appraisal Practice (USPAP) and the report conforms to applicable FIRREA guidelines and or requirements. The purchase includes the country club golf membership and the purchaser is responsible for all costs and fees associated with the membership. In addition, the Purchaser shall be responsible for all expenses associated with the property comprising the Subsidiary whether accrued or outstanding or subsequently to be outstanding, including outstanding tax balance of $21,188, due to Palm Beach County, Florida for the year 2003, outstanding fees including electric, security etc. totaling $12,768, as well as an outstanding insurance receivable of $17,043. Furthermore, the Purchaser will pay the Company 0.75% of the gross sales amount of the property, as a consulting agent, following sale and transfer of deed, provided the gross sale exceeds $2,000,001.

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         4. OBLIGATIONS OF COMPANY. Upon the date hereof, the Company shall deliver to the Purchaser the Subsidiary Shares duly endorsed for transfer.

         5. OBLIGATIONS OF THE PURCHASER. Upon the date hereof, the Purchaser shall deliver to the Company the Purchase Price to be payable in cash and represented by check in the amount of $1,509,972. Plus the Purchaser will pay the Company 0.75% of the gross sales amount of the property, as a consulting agent, following sale and transfer of deed.

         6. NO REPRESENTATIONS OR WARRANTIES. Based on the familiarity of Tabin and Schultheis with the operations of the Subsidiary, the Company is providing no representations or warranties, nor are Tabin or Schultheis relying on any statements, representations, documentations or undertakings by the Company except as otherwise provided herein.

         7. MISCELLANEOUS.

            a. FURTHER ASSURANCES. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

            b. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof. It supercedes all prior negotiations, letters and understandings relevant to the subject matter hereof.

            c. CHOICE OF LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Florida.

            d. BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of the successor or successors of the parties to this Agreement.

         IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the date set forth above.

                                        PURCHASERS:

                                        /s/ Herbert Tabin
                                        -----------------
                                        Herbert Tabin

                                        /s/ Gary Schultheis
                                        -------------------
                                        Gary Schultheis


                                        ONSPAN NETWORKING, INC.

                                        By: /s/ Elizabeth Capra
                                            -------------------
                                        Name: Elizabeth Capra
                                        Title: Director

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